CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Probook, Inc..
11423 West Bernardo Court, Suite 100
San Diego, California 92127

We consent to the use in this Registration Statement of Probook, Inc. on
Form 10-SB of our report dated September 16, 2000 and to the reference to us under the headings "Experts."

ss/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
December 21, 2000